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                                                                       EXHIBIT 5

                         INVESTMENT ADVISORY AGREEMENT


     THIS INVESTMENT ADVISORY AGREEMENT is made as of August 1, 1997 between STONEBRIDGE GROWTH FUND, INC. a Delaware corporation (the "Fund"), and STONEBRIDGE CAPITAL MANAGEMENT, INCORPORATED, a California corporation (the"Investment Adviser").

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Fund desires to retain the Investment Adviser to furnish investment advisory services to the Fund;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1.   Appointment. The Fund hereby appoints the Investment Adviser to serve
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as investment adviser to the Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.   Services.  Subject to the supervision of the Fund's Board of Directors
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(the "Board"), the Investment Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents held by the Fund. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Investment Adviser will provide its services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended from time to time (collectively, the "Prospectus"), and resolutions of the Board. The Investment Adviser further agrees that it:

          (a) Will conform with all applicable rules and regulations of the Securities and Exchange Commission and will conduct its activities under this Agreement in accordance with all other applicable laws.

          (b) Will place all orders for the purchase and sale of portfolio securities for
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the account of the Fund with brokers or dealers selected by the Investment
Adviser. In executing portfolio transactions and selecting brokers or dealers, the Investment Adviser will use its best efforts to seek on behalf of the Fund the best available price and execution. In assessing the best overall terms available for any transaction, the Investment Adviser will consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the size of the order, the difficulty and risk of execution, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

     In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Investment Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Investment Adviser exercises investment discretion. The Investment Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission or spread for executing a portfolio transaction for the Fund which is in excess of the amount of commission or spread another broker or dealer would have charged for effecting that transaction, if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Investment Adviser to the Fund. The Investment Adviser may also select brokers who sell shares Fund to execute portfolio transactions. The extent and continuation of these practices will be subject to periodic review by the Board.

     In executing portfolio transactions for the Fund, the Investment Adviser may, but will not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Prospectus, to the extent permitted by applicable laws and regulations. In such event, the Investment Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients.

          (c) Will maintain all books and records with respect to the securities transactions of the Fund, keep books of account with respect to the Fund and furnish the Board with such periodic and special reports as the Board may request.

          (d) Will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and shareholders of the Fund or those persons or entities who respond to inquiries concerning investment in the Fund, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Fund except after prior notification to and approval in writing by the Fund, which approval will not be unreasonably withheld and may not be withheld where the Investment Adviser
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may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. Nothing contained herein, however,- will prohibit the Investment Adviser from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Investors or those persons or entities who have responded to inquiries regarding the Fund.

     3.  Services Not Exclusive. The Investment Adviser will for all purposes
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herein be deemed to be an independent contractor and will, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent. The investment management services furnished by the Investment Adviser hereunder are not deemed exclusive, and the Investment Adviser will be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     4.  Books and Records. In compliance with the requirements of Rule 3la-3
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under the 1940 Act, the Investment Adviser agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. In addition, the Investment Adviser agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

     5.  Expenses. During the term of this Agreement, the Investment Adviser
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will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

     6.  Compensation.  For the services provided and the expenses assumed
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pursuant to this Agreement, the Fund will pay the  Investment Adviser and the
Investment Adviser will accept as full compensation therefor a fee, computed daily and paid monthly (in arrears), at the annual rate of .75% of the average daily net assets of the Fund.

     The Investment Adviser may from time to time voluntarily agree to reduce its fees or absorb other operating expenses to ensure that the expenses of the Fund do not exceed certain limitations. In such event, any such reductions and other expenses paid by the Investment Adviser will be repaid to the Investment Adviser by the Fund, without interest, at such later time or times as they may be repaid without causing the aggregate operating expenses of the Fund to exceed such voluntary expense limitation. In the event this Agreement is terminated for any reason, any such repayment obligation will also be terminated without further liability to the Fund.
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     7.  Representations and Warranties.
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     (a)  The Fund represents and warrants to the Investment Adviser that: (i)
it is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct its business in the State of Delaware and in such other jurisdictions where the nature of its activities or its properties owned or leased makes such qualification necessary;
(ii) it is a registered open-end management investment company under the 1940 Act; (iii) a registration statement on Form N-lA under the Securities Act of 1933, as amended, on behalf of the Fund is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Fund being offered for sale; (iv) it is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement; and (v) all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     (b) The Investment Adviser represents and warrants to the Fund that: (i) it is a corporation duly organized and existing and in good standing under the laws of the State of California and is duly qualified to conduct its business in the State of California and in such other jurisdictions where the nature of its activities or its properties owned or leased makes such qualification necessary;
(ii) it is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement; (iii) all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and (iv) it is a registered investment adviser under the Investment Advisers Act of 1940 and applicable state laws.

     8.  Limitation of Liability; Indemnification.
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     (a) The Investment Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for liability resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties, or by reason of the Investment Adviser's reckless disregard of its obligations and duties under this Agreement.

     (b) The Fund will indemnify and hold harmless the Investment Adviser from and against all liabilities, damages, costs and expenses that the Investment Adviser may incur in connection with any action, suit, investigation or proceeding arising out of or otherwise based on any action actually or allegedly taken or omitted to be taken by the Investment Adviser with respect to the performance of its duties or obligations hereunder or otherwise as an investment adviser of the Fund; provided, however, that the Investment Adviser will not be entitled to indemnification with respect to any liability to the Fund or the shareholders of the Fund by reason of willful misfeasance, bad faith or gross
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negligence on the part of the Investment Adviser in the performance of its duties, or by reason of the Investment Adviser's reckless disregard of its obligations and duties under this Agreement.

     9.  Duration and Termination. This Agreement will become effective on the
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date first written above. Unless sooner terminated as provided herein, this
Agreement will continue in effect for a period of two years from the date hereof. Thereafter, if not terminated, this Agreement will continue in effect for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Fund (by vote of the Board or by vote of a majority of the outstanding voting securities of such Fund), or by the Investment Adviser, upon not less than 60 days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" have the same meaning as the meaning of such terms in the 1940 Act.)

     10. Amendment of this Agreement.  No provision of this Agreement may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement will be effective as to the Fund until approved by vote of a majority of the outstanding voting securities of the Fund, except as may be permitted by the 1940 Act.

     11. Notices. Notices of any kind to be given to the either party will be in
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writing and will be duly given if mailed, delivered or communicated by answer back facsimile transmission to the party at 1801 Century Park East, Suite 1800, Los Angeles, California 90067, Facsimile 310/277-1456, Attention: President, or at such other address or to such individual as will be so specified by the party.

     12. Miscellaneous.
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     (a) This Agreement constitutes the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

     (b) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
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     (c) If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     (d) This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and will be governed by the internal laws, and not the law of conflicts of laws, of the State of Delaware; provided that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder.


          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first above written.

                                    STONEBRIDGE GROWTH FUND, INC.


                                 By:
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                                               President

                                 STONEBRIDGE CAPITAL MANAGEMENT
                                 INCORPORATED

                                 By:
                                    --------------------------------
                                               President